UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 2, 2014

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
The information in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibit attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of The Southern Company (“Southern Company”) and MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” and - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Mississippi Power Company (“Mississippi Power”) and Note 3 to the financial statements of Southern Company under “Integrated Coal Gasification Combined Cycle” and of Mississippi Power under “Integrated Coal Gasification Combined Cycle” in Item 8 of each company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (together, the “Form 10-K”) for additional information regarding the construction of the integrated coal gasification combined cycle project in Kemper County, Mississippi (the “Kemper IGCC”), including the construction cost cap set by the Mississippi Public Service Commission (the “Mississippi PSC”) and the scheduled in-service date of the fourth quarter 2014.
In March 2014, Mississippi Power identified decreases in construction labor productivity at the Kemper IGCC due in large part to adverse weather, unexpected excessive craft labor turn-over, and unanticipated installation inefficiencies. Management is currently reviewing these additional cost pressures and has identified a minimum of approximately $177 million in likely cost increases, including $152 million in construction costs and $25 million in start-up costs, as reflected in the Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report (the “PSC Report”) through February 2014. Additionally, management is reviewing the impact to the construction schedule and contingency for the Kemper IGCC. Further changes to the construction costs and schedule may be reflected in the PSC Report through March 2014.
Mississippi Power does not intend to seek any rate recovery or joint owner contributions for any costs related to the construction of the Kemper IGCC that exceed the $2.88 billion cost cap, net of $245 million of grants awarded to the project by the U.S. Department of Energy under the Clean Coal Power Initiative Round 2 and excluding the cost of the lignite mine and equipment, the cost of the carbon dioxide pipeline facilities, allowance for funds used during construction related to the Kemper IGCC, and certain general exceptions, including change of law, force majeure, and beneficial capital (which exists when Mississippi Power demonstrates that the purpose and effect of the construction cost increase is to produce efficiencies that will result in a neutral or favorable effect on customers relative to the original proposal for the Certificate of Public Convenience and Necessity).
Mississippi Power could experience further construction cost increases and/or schedule extensions with respect to the Kemper IGCC as a result of factors including, but not limited to, labor costs and productivity, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, contractor or supplier delay, or non-performance under construction or other agreements. Furthermore, Mississippi Power could also experience further schedule extensions associated with start-up activities for this “first-

of-a-kind” technology, including major equipment failure, system integration, and operations, and/or unforeseen engineering problems, which would result in further cost increases and could result in the loss of certain tax benefits related to bonus depreciation. In subsequent periods, any further changes in the estimated costs to complete construction of the Kemper IGCC subject to the $2.88 billion cost cap will be reflected in Southern Company’s and Mississippi Power’s statements of income and these changes could be material.
The ultimate outcome of this matter cannot be determined at this time.
In addition, on April 2, 2014, Mississippi Power submitted the PSC Report through February 2014 to the Mississippi PSC pursuant to Docket No. 2009-UA-14.  A copy of the PSC Report through February 2014 is furnished as Exhibit 99.01 to this Current Report on Form 8-K.
Exhibit

Exhibit 99.01
Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through February 2014 to the Mississippi Public Service Commission submitted by Mississippi Power Company pursuant to Docket No. 2009-UA-14.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K and in the PSC Report through February 2014 is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the projected cost and schedule for the completion of construction of the Kemper IGCC and recovery of costs associated with the Kemper IGCC. Southern Company and Mississippi Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Mississippi Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Form 10-K, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries; available sources and costs of fuels; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; ability to control costs and avoid cost overruns during the development and construction of facilities, which includes the development and construction of facilities with designs that have not been finalized or previously constructed, including those risks identified above that have caused and may continue to cause cost increases and/or schedule extensions; ability to construct facilities in accordance with the requirements of permits and licenses and to satisfy any operational and environmental performance standards, including the requirements of tax credits and other incentives; advances in technology; actions related to cost recovery for the Kemper IGCC, including actions relating to proposed securitization, Mississippi PSC approval of Mississippi Power’s proposed rate recovery plan, as ultimately amended, which includes the ability to complete the proposed sale of an interest in the Kemper IGCC to South Mississippi Electric Power Association, the ability to utilize bonus depreciation, which currently requires that the Kemper IGCC be placed in service in 2014, and satisfaction of requirements to utilize investment tax credits and grants; Mississippi PSC review of the prudence of Kemper IGCC costs; the outcome of any legal or regulatory proceedings regarding the Mississippi PSC’s issuance of the Certificate of Public Convenience and Necessity for the Kemper IGCC, the settlement agreement between Mississippi Power and the Mississippi PSC, or the State of Mississippi legislation designed to enhance the Mississippi PSC’s authority to facilitate development and construction of baseload generation in the State of Mississippi; and the ability of counterparties of Mississippi Power to make payments as and when due and to perform as required. Southern Company and Mississippi Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2014	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary

MISSISSIPPI POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary